Exhibit 11





        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 12 to Registration Statement Number 33-8120 (Form N-1A) of our report dated January 24, 1997, on the financial statements and financial highlights of The Rodney Square Multi-Manager Fund for the year ended December 31, 1996, included in the 1996 Annual Report to Shareholders.


                                    /s/ Ernst & Young LLP

Baltimore, Maryland
February 21, 1997